Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2024 relating to the financial statements of Sensata Technologies Holding plc and the effectiveness of the Sensata Technologies Holding plc’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Sensata Technologies Holding plc for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 10, 2025